                                                                    Exhibit 99.J

                                    EXHIBIT J

                     CONSENT TO JOINT FILING OF SCHEDULE 13D

Pursuant to Rule 13d-1(k)(1)(iii) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D is, and any future amendments thereto may be, filed on behalf of each of us.


Dated: January 22, 2001


SALOMON BROTHERS INTERNATIONAL LIMITED


By: /s/ ANDREW M. GAULTER
   ---------------------------
Name:  Andrew M. Gaulter
Title: Joint Secretary


SALOMON BROTHERS EUROPE LIMITED


By: /s/ ANDREW M. GAULTER
   ---------------------------
Name:  Andrew M. Gaulter
Title: Joint Secretary


SALOMON INTERNATIONAL LLC


By: /s/ ROYCE MILLER
   ---------------------------
Name:  Royce Miller
Title: Secretary


SALOMON BROTHERS HOLDING COMPANY INC


By: /s/ HOWARD DARMSTADTER
   ---------------------------
Name:  Howard Darmstadter
Title: Assistant Secretary

SALOMON SMITH BARNEY HOLDINGS INC.


By: /s/ HOWARD DARMSTADTER
   ---------------------------
Name:  Howard Darmstadter
Title: Assistant Secretary


CITIGROUP INC.


By: /s/  JOSEPH B. WOLLARD
   ---------------------------
Name:  Joseph B. Wollard
Title: Assistant Secretary


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